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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2008 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Tecumseh Products Company on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of the reports in the Registration Statement of Tecumseh Products Company on Form S-3 effective April 29, 2008, and to the use of our name as it appears under the Caption "Experts".


/s/ GRANT THORNTON LLP

Southfield, Michigan
April 29, 2008.